Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts,
Trilogy Advisors Baby Boom Economy Portfolio, 2002 Series C:

We consent to the use of our report dated October 23, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
October 23, 2002